Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

VAHANNA TECH EDGE ACQUISITION I CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Share(6)	Fee Calculation Rule	68,300,000(1)	$10.35(5)	$706,905,000.00	$0.0001102	$77,900.94	—	—	—	—

Fees to Be Paid	Equity	Ordinary Share(6)	Fee Calculation Rule	20,010,000(2)	$10.35(5)	$207,103,500.00	$0.0001102	$22,822.81	—	—	—	—

Fees to Be Paid	Equity	Redeemable warrant to acquire an Ordinary Share(6)	Fee Calculation Rule	10,005,000(3)	— (7)	—	—	—	—	—	—	—

Fees to Be Paid	Equity	Ordinary Share(6)	Fee Calculation Rule	10,005,000(4)	$10.35(5)	$103,551,750.00	$0.0001102	$11,411.41	—	—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,017,560,250.00		$112,135.16

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$112,135.16

(1)

Based on the maximum number of ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of Vahanna Tech Edge Acquisition I Corp. (“Vahanna”), issuable as merger consideration pursuant to that certain Agreement and Plan of Merger (“merger agreement”), dated February 10, 2023, by and among Vahanna, Vahanna Merger Sub Corp., a wholly owned subsidiary of Vahanna (“Merger Sub”), and Roadzen, Inc. (“Roadzen”), whereby, among other things, Merger Sub will merge with and into Roadzen, with Roadzen surviving as a wholly owned subsidiary of Vahanna (following the merger, Vahanna will be renamed and is referred to as “New Roadzen”). In the event that certain numbers of Class A Ordinary Shares, par value $0.0001 per share, of Vahanna (“Class A Ordinary Shares”), as specified in the merger agreement, are redeemed in connection with the proposed merger, Vahanna, prior to effectuating the merger, will first continue out of the British Virgin Islands and become domesticated as a corporation in the State of Delaware pursuant to Section 184 of the BVI Business Companies Act (the “Domestication”).

(2)

Based on the number of Class A Ordinary Shares underlying the units of Vahanna that were registered pursuant to Vahanna’s Registration Statement on Form S-1 (333-260748) (the “IPO Registration Statement”) and offered by Vahanna in its initial public offering. The Class A Ordinary Shares automatically will be converted into Ordinary Shares on a one-to-one basis pursuant to the terms of the Merger Agreement.

(3)

The number of redeemable public warrants to acquire Ordinary Shares (the “Public Warrants”) being registered represents the number of redeemable public warrants to acquire Class A Ordinary Shares underlying those units of Vahanna that were registered pursuant to and offered in the IPO Registration Statement. The terms of the Public Warrants, pursuant to Section 4.5 of the Warrant Agreement, dated November 22, 2021, by and between Vahanna and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), automatically will be modified to represent a right to acquire Ordinary Shares.

(4)	The number of Ordinary Shares being registered represents the number of Class A Ordinary Shares issuable upon exercise of the Public Warrants.
(5)

Calculated pursuant to Rule 457 under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price is equal to the average high and low prices of Class A Ordinary Shares reported on Nasdaq as of February 13, 2023.

(6)

In the event of the Domestication, (a) references to “Ordinary Shares” set forth in the table above and the notes thereto shall refer to Common Stock, par value $0.0001 per share, of New Roadzen to be issued pursuant to the certificate of incorporation (as may be amended from time to time) of New Roadzen and in connection with the Domestication and the Merger and (b) references to “Redeemable warrant to acquire an Ordinary Share” and “Public Warrants” shall refer to those redeemable warrant to acquire a share of Common Stock, pursuant to Section 4.5 of the Warrant Agreement.

(7)

Pursuant to Rule 457(g) under the Securities Act, no additional filing fee is paid with respect to the Warrants because the Ordinary Shares to be offered pursuant to the Public Warrants are also registered hereunder.